DraftKings Reports Second Quarter Revenue Growth of 26% to $1,104 Million; Announces $1.0 Billion Inaugural Share Repurchase Authorization

Raises 2024 Revenue Guidance Midpoint to $5.15 Billion; Revises 2024 Adjusted EBITDA Guidance Midpoint from $500 Million to $380 Million; Continues to Expect 2025 Adjusted EBITDA in the Range of $900 Million to $1.0 Billion

Boston, MA – August 1, 2024 — DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced results for the second quarter of 2024 and that its Board of Directors authorized the repurchase of an aggregate of up to $1.0 billion of its Class A common stock. The Company also posted a second quarter 2024 business update and an earnings presentation on the Investor Relations section of its website at investors.draftkings.com.

Second Quarter 2024 Highlights
For the three months ended June 30, 2024, DraftKings reported revenue of $1,104 million, an increase of $230 million, or 26%, compared to $875 million during the same period in 2023. The increase in the Company’s second quarter 2024 revenue was driven primarily by continued healthy customer engagement, efficient acquisition of new customers, the expansion of the Company’s Sportsbook product offering into new jurisdictions, higher structural sportsbook hold percentage, and the impact of the acquisition of Jackpocket Inc. (“Jackpocket”), which closed on May 22, 2024.

“We very efficiently acquired many more new customers than we expected and saw continued healthy existing customer engagement in the second quarter,” said Jason Robins, DraftKings’ Chief Executive Officer and Co-founder. “We will continue to capitalize on the healthy customer acquisition environment for the rest of 2024 which positions us to achieve $900 million to $1.0 billion of Adjusted EBITDA in 2025. Additionally, we plan to implement a gaming tax surcharge in high tax states that have multiple mobile sports betting operators on January 1, 2025 which could drive Adjusted EBITDA upside on an annual basis.”

“We are very excited about DraftKings’ Free Cash Flow trajectory,” said Alan Ellingson, DraftKings’ Chief Financial Officer. “In light of that, we are pleased to announce a $1.0 billion inaugural share repurchase authorization, which reflects our confidence in the Company’s attractive long-term outlook and healthy balance sheet.”

Continued Healthy Growth in Customer Retention, Acquisition, and Engagement
•Monthly Unique Payers (“MUPs”) increased to 3.1 million average monthly unique paying customers in the second quarter of 2024, representing an increase of 50% compared to the second quarter of 2023. This increase reflects strong unique player acquisition and retention across DraftKings’ Sportsbook and iGaming products, the expansion of its Sportsbook product into new jurisdictions and the impact of the acquisition of Jackpocket. Excluding the impact of the acquisition of Jackpocket, MUPs would have increased by approximately 34% compared to the second quarter of 2023.

•Average Revenue per MUP (“ARPMUP”) was $117 in the second quarter of 2024, representing a 15% decrease compared to the same period in 2023. The decrease was primarily due to lower ARPMUP for Jackpocket customers when compared to customers of DraftKings’ existing product offerings prior to the acquisition, customer friendly sport outcomes, and an increase in new customer promotional investment for the Company’s Sportsbook and iGaming product offerings as a result of strong customer acquisition.

•Detailed financial data and other information for the second quarter of 2024 is available in the financial statements set forth below under the caption “Financial Results.”

Fiscal Year 2024 and 2025 Guidance
•DraftKings is raising its fiscal year 2024 revenue guidance to a range of $5.05 billion to $5.25 billion from the range of $4.80 billion to $5.00 billion, which the Company previously announced on May 2, 2024. The Company’s updated 2024 revenue guidance range equates to year-over-year growth of 38% to 43%.

•DraftKings is revising its fiscal year 2024 Adjusted EBITDA guidance. The Company now expects fiscal year 2024 Adjusted EBITDA of between $340 million and $420 million compared to its prior fiscal year 2024 Adjusted EBITDA guidance of between $460 million and $540 million, which the Company previously announced on May 2, 2024.

•DraftKings continues to expect fiscal year 2025 Adjusted EBITDA to be in the range of $900 million to $1.0 billion, consistent with the guidance range provided at the Company’s Investor Day on November 14, 2023. The Company’s fiscal year 2025 Adjusted EBITDA guidance excludes the impact of the planned gaming tax surcharge.

•The Company’s guidance for fiscal years 2024 and 2025 includes all of its existing jurisdictions as well as mobile sports betting in Washington, D.C.

•DraftKings’ revenue and Adjusted EBITDA guidance for fiscal years 2024 and 2025 includes the impact of the Company’s acquisition of Jackpocket Inc.

$1.0 Billion Stock Repurchase Authorization
•On July 30, 2024, DraftKings’ Board of Directors authorized the repurchase of an aggregate of up to $1.0 billion of the Company’s Class A common stock. DraftKings may make repurchases of its Class A common stock through open market purchases, privately negotiated transactions or other transactions in accordance with applicable securities laws, subject to market conditions and other factors. The Company’s repurchase program does not require it to acquire any specific number or amount of Class A common stock and may be terminated at any time.

Mobile Sports Betting and iGaming Footprint
•Following the launch of its Sportsbook product in Washington, D.C. on July 25, 2024, DraftKings is live with mobile sports betting in 25 states and Washington, D.C. which collectively represent approximately 49% of the U.S. population.

•DraftKings is also live with iGaming in 5 states, representing approximately 11% of the U.S. population.

•DraftKings is live with its Sportsbook and iGaming products in Ontario, Canada, which represents approximately 40% of Canada’s population.

•DraftKings expects to launch its Sportsbook product in Puerto Rico pending market access, licensure, regulatory approvals, and contractual approvals where applicable.

•To date in 2024, 10 jurisdictions that collectively represent approximately 12% of the U.S. population have either introduced legislation to legalize mobile sports betting or introduced a bill that may result in a mobile sports betting referendum during an upcoming election. In addition, 6 jurisdictions that collectively represent approximately 13% of the U.S. population have either introduced legislation to legalize iGaming or introduced a bill that may result in an iGaming referendum during an upcoming election.

Webcast and Conference Call Details
As previously announced, DraftKings will host a conference call and audio webcast tomorrow, Friday, August 2, 2024, at 8:30 a.m. ET, during which management will discuss the Company’s results for the quarter and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ investor relations website at investors.draftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Quarterly Report on Form 10-Q, a slide presentation and a second quarter 2024 business update. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. ET on September 30, 2024.

Financial Results
DraftKings’ second quarter 2024 financial results, as well as the financial results for the respective comparative periods, are presented below:

DRAFTKINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$815,880	$1,270,503
Restricted cash	12,844	11,700
Cash reserved for users	244,760	341,290
Receivables reserved for users	237,331	301,770
Accounts receivable	65,011	47,539
Prepaid expenses and other current assets	147,007	98,565
Total current assets	1,522,833	2,071,367
Property and equipment, net	57,425	60,695
Intangible assets, net	949,381	690,620
Goodwill	1,456,009	886,373
Operating lease right-of-use assets	89,516	93,985
Equity method investments	11,141	10,280
Deposits and other non-current assets	131,877	131,546
Total assets	$4,218,182	$3,944,866

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$573,512	$639,599
Liabilities to users	720,668	851,898
Operating lease liabilities, current portion	11,482	11,499
Other current liabilities	68,078	46,624
Total current liabilities	1,373,740	1,549,620
Convertible notes, net of issuance costs	1,255,086	1,253,760
Non-current operating lease liabilities	78,162	80,827
Warrant liabilities	25,477	63,568
Long-term income tax liabilities	71,639	72,810
Other long-term liabilities	115,649	83,975
Total liabilities	$2,919,753	$3,104,560
Commitments and contingent liabilities

Stockholders' equity:
Class A common stock, $0.0001 par value; 900,000 shares authorized as of June 30, 2024 and December 31, 2023; 498,740 and 484,598 shares issued and 485,426 and 472,697 outstanding as of June 30, 2024 and December 31, 2023, respectively	$47	$46
Class B common stock, $0.0001 par value; 900,000 shares authorized as of June 30, 2024 and December 31, 2023; 393,014 shares issued and outstanding as of June 30, 2024 and December 31, 2023	39	39
Treasury stock, at cost; 13,314 and 11,901 shares as of June 30, 2024 and December 31, 2023, respectively	(470,094)	(412,182)
Additional paid-in capital	7,744,638	7,149,858
Accumulated deficit	(6,012,689)	(5,933,943)
Accumulated other comprehensive income	36,488	36,488
Total stockholders’ equity	$1,298,429	$840,306
Total liabilities and stockholders’ equity	$4,218,182	$3,944,866

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$1,104,441	$874,927	$2,279,437	$1,644,579
Cost of revenue	663,414	510,323	1,373,483	1,032,063
Sales and marketing	215,676	207,487	556,375	596,620
Product and technology	92,655	89,906	181,470	177,994
General and administrative	165,084	136,256	339,335	296,732
Loss from operations	(32,388)	(69,045)	(171,226)	(458,830)
Other income (expense):
Interest income	14,212	13,411	29,279	25,206
Interest expense	(678)	(666)	(1,327)	(1,321)
Gain (loss) on remeasurement of warrant liabilities	9,791	(20,041)	(8,303)	(37,076)
Other (loss) gain, net	(446)	45	(1,181)	64
Loss before income tax (benefit) provision and loss (income) from equity method investment	(9,509)	(76,296)	(152,758)	(471,957)
Income tax (benefit) provision	(73,570)	651	(73,921)	2,019
Loss (income) from equity method investment	239	323	(91)	442
Net income (loss) attributable to common stockholders	$63,822	$(77,270)	$(78,746)	$(474,418)

Earnings (loss) per share attributable to common stockholders:
Basic	$0.13	$(0.17)	$(0.17)	$(1.03)
Diluted	$0.12	$(0.17)	$(0.17)	$(1.03)

DRAFTKINGS INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Adjusted EBITDA	$127,967	$72,972	$150,357	$(148,639)
Adjusted Earnings (Loss) Per Share	$0.22	$0.14	$0.27	$(0.36)

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Six months ended June 30,
	2024	2023
Cash Flows from Operating Activities:
Net loss attributable to common shareholders	$(78,746)	$(474,418)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	114,803	96,477
Non-cash interest income, net	(1,471)	(378)
Stock-based compensation expense	183,755	206,593
Loss on remeasurement of warrant liabilities	8,303	37,076
(Gain) loss from equity method investment	(91)	442
Loss on marketable equity securities and other financial assets, net	—	75
Deferred income taxes	(79,762)	1,993
Other income (expenses), net	1,920	(3,349)
Change in operating assets and liabilities, net of effect of acquisitions:
Receivables reserved for users	73,531	50,930
Accounts receivable	(14,494)	19,296
Prepaid expenses and other current assets	(22,698)	11,257
Deposits and other non-current assets	(179)	(6,237)
Operating leases, net	168	1,457
Accounts payable and accrued expenses	(82,154)	(79,933)
Liabilities to users	(148,107)	(86,027)
Long-term income tax liability	(1,171)	(575)
Other long-term liabilities	5,387	6,108
Net cash flows used in operating activities	$(41,006)	$(219,213)
Cash Flows from Investing Activities:
Purchases of property and equipment	(5,446)	(9,649)
Cash paid for internally developed software costs	(44,072)	(39,287)
Acquisition of gaming licenses	(12,695)	(1,959)
Proceeds from marketable equity securities and other financial assets	—	24,425
Cash paid for acquisition, net of cash acquired	(392,013)	—
Other investing activities, net	(2,308)	(482)
Net cash flows used in investing activities	$(456,534)	$(26,952)
Cash Flow from Financing Activities:
Proceeds from exercise of warrants	—	—
Purchase of treasury stock	(57,912)	(41,184)
Proceeds from exercise of stock options	5,443	3,336
Net cash flows used in financing activities	$(52,469)	$(37,848)
Net decrease in cash and cash equivalents, restricted cash, and cash reserved for users	(550,009)	(284,013)
Cash and cash equivalents, restricted cash, and cash reserved for users at the beginning of period	1,623,493	1,778,825
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,073,484	$1,494,812

Disclosure of cash and cash equivalents, restricted cash, and cash reserved for users
Cash and cash equivalents	$815,880	$1,113,715
Restricted cash	12,844	—
Cash reserved for users	244,760	381,097
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,073,484	$1,494,812

Supplemental Disclosure of Noncash Investing and Financing Activities:
Investing activities included in accounts payable and accrued expenses	$1,709	$637
Equity consideration issued in connection with acquisitions	$331,557	$—
Decrease of warrant liabilities from cashless exercise of warrants	$46,398	$1,470
Supplemental Disclosure of Cash Activities:
(Decrease) increase in cash reserved for users	$(96,530)	$88,556

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, Adjusted Earnings (Loss) Per Share and Free Cash Flow, which are non-GAAP financial measures that DraftKings uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes Adjusted EBITDA, Adjusted Earnings (Loss) Per Share and Free Cash Flow are useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA, Adjusted Earnings (Loss) Per Share and Free Cash Flow are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Adjusted Earnings (Loss) Per Share as basic and diluted earnings (loss) per share attributable to common stockholders before the impact of amortization of acquired intangible assets; stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Free Cash Flow as Adjusted EBITDA less investments into property and equipment and capitalized software, adjusted for sources or uses of cash from changes in net working capital and sources or uses of cash from net cash interest, and less corporate cash taxes paid.

DraftKings includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA, Adjusted Earnings (Loss) Per Share and Free Cash Flow exclude certain expenses that are required in accordance with GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of amortization of acquired intangible assets, depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The unaudited table below presents the Company’s Adjusted EBITDA reconciled to its net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
(amounts in thousands)	2024	2023	2024	2023
Net income (loss)	$63,822	$(77,270)	$(78,746)	$(474,418)
Adjusted for:
Depreciation and amortization (1)	61,623	48,264	114,803	96,477
Interest (income) expense, net	(13,534)	(12,745)	(27,952)	(23,885)
Income tax (benefit) provision (2)	(73,570)	651	(73,921)	2,019
Stock-based compensation (3)	90,220	89,193	183,755	206,593
Transaction-related costs (4)	18,585	425	23,493	425
Litigation, settlement, and related costs (5)	10,804	4,136	20,124	6,699
Advocacy and other related legal expenses (6)	—	—	285	—
(Gain) loss on remeasurement of warrant liabilities	(9,791)	20,041	8,303	37,076
Other non-recurring costs and non-operating (income) costs (7)	(20,192)	277	(19,787)	375
Adjusted EBITDA	$127,967	$72,972	$150,357	$(148,639)

(1)The amounts include the amortization of acquired intangible assets of $36.4 million and $28.9 million for the three months ended June 30, 2024 and 2023, respectively, and $65.7 million and $58.8 million for the six months ended June 30, 2024 and 2023, respectively.
(2)The Company recorded a discrete income tax benefit of $75.8 million during the second quarter of 2024 which was attributable to non-recurring partial releases of the Company's U.S. valuation allowance as a result of the purchase accounting for Jackpocket.
(3)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(4)Includes capital markets advisory, consulting, accounting and legal expenses related to evaluation, negotiation and integration costs incurred in connection with transactions under consideration and pending or completed transactions and offerings, including costs relating to our acquisitions of Jackpocket and Sports IQ Analytics Inc. in 2024.
(5)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our core business operations.
(6)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate certain product offerings and are actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and we currently operate.
(7)Primarily includes the change in fair value of certain financial assets, as well as our equity method share of investee’s losses and other costs relating to non-recurring and non-operating items. In 2024, this amount includes $20.9 million related to product tax credits as a result of audits and appeals related to prior periods.

The unaudited table below presents the Company’s Adjusted Earnings (Loss) Per Share reconciled to diluted earnings (loss) per share attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Diluted earnings (loss) per share attributable to common stockholders:	$0.12	$(0.17)	$(0.17)	$(1.03)
Adjusted for:
Amortization of acquired intangible assets	0.07	0.06	0.14	0.13
Discrete tax benefit attributed to the Jackpocket acquisition (1)	(0.15)	—	(0.16)	—
Stock-based compensation (2)	0.17	0.19	0.39	0.45
Transaction-related costs (3)	0.04	—	0.05	—
Litigation, settlement, and related costs (4)	0.02	0.01	0.04	0.01
Advocacy and other related legal expenses (5)	—	—	—	—
(Gain) loss on remeasurement of warrant liabilities	(0.02)	0.04	0.02	0.08
Other non-recurring costs and non-operating (income) costs (6)	(0.04)	—	(0.04)	—
Adjusted Earnings (Loss) Per Share*	$0.22	$0.14	$0.27	$(0.36)
_____________

*    Weighted average diluted number of shares used to calculate Adjusted Earnings (Loss) Per Share for the three months ended June 30, 2024 was 518.3 million. For the six months ended June 30, 2023, the basic weighted average number of shares used was 476.8 million. For the three and six months ended June 30, 2023 the basic weighted average number of shares used was 462.4 million and 458.9 million, respectively. Totals may not sum due to rounding.
(1)The Company recorded a discrete income tax benefit of $75.8 million during the second quarter of 2024 which was attributable to non-recurring partial releases of the Company's U.S. valuation allowance as a result of the purchase accounting for Jackpocket.
(2)Reflects stock-based compensation expenses per share resulting from the issuance of awards under incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to evaluation, negotiation and integration costs incurred in connection with transactions under consideration and pending or completed transactions and offerings, including costs relating to our acquisitions of Jackpocket and Sports IQ Analytics Inc. in 2024.
(4)Primarily reflects external legal costs related to litigation and litigation settlement costs, in each case per share, deemed unrelated to DraftKings’ core business.
(5)Reflects non-recurring and non-ordinary course costs per share relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate certain product offerings and is actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and DraftKings currently operates.
(6)Primarily includes the change in fair value of certain financial assets, as well as the Company’s equity method share of the investee’s losses and other costs relating to non-recurring and non-operating items, in each case per share. In 2024, this amount includes $20.9 million related to product tax credits as a result of audits and appeals related to prior periods.

Information reconciling forward-looking fiscal year 2024 and fiscal year 2025 Adjusted EBITDA guidance to its most directly comparable GAAP financial measure is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with GAAP, provide useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities or as indicators of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming, and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 27 states and in Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in three states under its Golden Nugget Online Gaming brand. DraftKings owns Jackpocket, the leading digital lottery app in the United States. DraftKings’ daily fantasy sports product is available in 44 states, certain Canadian provinces, and the United Kingdom. DraftKings is both an official daily fantasy and sports betting partner of the NFL, NHL, PGA TOUR, WNBA and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates DraftKings Network a multi-platform content ecosystem with original programming. DraftKings is committed to being a responsible steward of this new era in real-money gaming with a Company-wide focus on responsible gaming and corporate social responsibility.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors, as well as the potential impact of general economic conditions, including inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

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